Exhibit 10.3

March 20, 2014

The Greenbrier Companies, Inc.

One Centerpointe Drive, Suite 200

Lake Oswego, OR 97035

Re:	Third Amendment to Second Amended and Restated Credit Agreement, dated as of June 30, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among The Greenbrier Companies, Inc., an Oregon corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The parties hereto agree that:

(i) Clause (d) appearing in the definition of “Excluded Property” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(d) Lease-Related Assets that are subject to Liens securing Term Debt permitted under Section 7.03(d) and to the extent that the terms of such Term Debt prohibit the granting of any Lien on such assets to secure the Obligations; provided that such assets shall not constitute Excluded Property at any time when such Lien is not in effect,

(ii) The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Eurocurrency Rate” means,

(a) for any Interest Period with respect to a Eurocurrency Rate Loan: (i) in the case of Eurocurrency Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which comparable or successor rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; (ii) in the case of Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate, which comparable or successor rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period; (iii) in the case of Eurocurrency Rate Loan denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate (“TIIE”), or a comparable or successor rate, which comparable or successor rate is approved by the Administrative Agent, as published by Banco de Mexico in the Federation’s Official Gazette (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) on the Rate Determination Date with a term equivalent to such Interest Period; and (iv) in the case of any other Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency (other than those specified above), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.05; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR at approximately 11:00 a.m. London time two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date that is seven (7) days, one, two, three or six months thereafter (or in the case of a Eurocurrency Rate Loan denominated in Mexican Pesos, twenty-eight or ninety-one days thereafter) in each case, subject to availability for the applicable interest rate, as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the Borrower any and consented to by all the Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Loan Documents” means (a) this Agreement, (b) each Note, (c) each Issuer Document, (d) the Fee Letter, (e) the Subsidiary Guaranty, (f) the Security Agreement, (g) the Pledge Agreement, (h) any Intercreditor Agreement and (i) each other security agreement, pledge, deed of trust, mortgage or other document purporting to create a Lien on the Collateral.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (i) interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (ii) all costs and expenses in connection with the enforcement or collection of the obligations that are reimbursable by any Loan Party under the terms of any Loan Document. The foregoing shall also include (a) all obligations under any Swap Contract between any Loan Party and any Lender or Affiliate of a Lender that is permitted to be incurred pursuant to Section 7.03(c) (other than any Swap Contract that is subject to a Lien permitted by Section 7.01(i)); provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party and (b) all obligations under any Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender.

(iii) The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 28 of the Security Agreement and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes illegal.

“Intercreditor Agreement” means (a) that certain Intercreditor Agreement, to be dated on or about March 20, 2013, among the Administrative Agent and the administrative agent under that certain $200,000,000 Term Debt agreement among Greenbrier Leasing Company LLC, the lenders party thereto and Bank of America, as administrative agent, and (b) any other intercreditor agreement contemplated by Section 6.14(e).

“Lease-Related Assets” means (1) locomotives, rail cars, rolling stock, marine barges and other surface transportation equipment (and any accessions and attachments thereto) that are leased, or are held for lease, by a Loan Party to third Persons, (2) the accounts, chattel paper, documents, instruments, general intangibles (but excluding intellectual property) and commercial tort claims arising from or relating to the lease, sale, exchange or other disposition of the foregoing locomotives, rail cars, rolling stock, marine barges and other surface transportation equipment or evidencing rights in any of the assets described in clauses (1), (2), (3) and/or (4) of this definition, (3) the books and records relating or pertaining to or evidencing the foregoing and (4) the proceeds and products of the foregoing assets described in clauses (1), (2) and/or (3) above.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means Dollars, Euros, Sterling and any other Alternative Currency for which there is a published LIBOR rate with respect thereto, in each case as long as there is a published LIBOR rate with respect thereto.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Swap Obligation” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(iv) A new Section 6.14(e) is hereby added to the Credit Agreement to read as follows:

(e) Not permit any railcars owned by any Loan Party that are not pledged as Collateral and are subject to the same lease as any railcars that are pledged as Collateral to be subject to any Lien permitted under Section 7.01(i) unless the secured parties in respect of such Lien (or their representative or agent) have executed and delivered an intercreditor agreement with the Administrative Agent (which shall be in form and substance substantially similar to the Intercreditor Agreement described in clause (a) of the definition thereof or otherwise reasonably satisfactory to the Administrative Agent).

(v) Section 7.01(i) of the Credit Agreement is hereby amended to read as follows:

(i) Liens on Lease-Related Assets securing Term Debt permitted under Section 7.03(d) (and, if applicable, any obligations in respect of Swap Contracts permitted under the terms of the documentation governing any such Term Debt to be secured by the applicable Lease-Related Assets securing such Term Debt); provided that (i) such Liens do not at any time encumber any other property and (ii) the applicable Lease-Related Assets pledged to secure such Term Debt are not included in the Borrowing Base calculation set forth in the most recently delivered Borrowing Base Certificate;

(vi) Section 7.03(d) of the Credit Agreement is hereby amended to read as follows:

(d) private offerings of debt securities or long-term Indebtedness to institutional investors or financial institutions by the Loan Parties or other Domestic Subsidiaries which Indebtedness (i) is secured by Liens permitted by Section 7.01(i) and (ii) in the case of any such Indebtedness not in existence on the Closing Date, if in a principal amount in excess of $30,000,000, contains terms and conditions reasonably acceptable to the Administrative Agent (any such Indebtedness, “Term Debt”); provided; however, that the aggregate amount of all such Term Debt at any one time outstanding pursuant to this subsection (d) shall not exceed $200,000,000;

(vii) The following definition is hereby added to Section 1(b) of the Security Agreement in the appropriate alphabetical order to read as follows:

“Common Collateral” has the meaning assigned to such term in the applicable Intercreditor Agreement.

(viii) The phrase “, or being used by railroads on an hourly and/or mileage basis” is hereby added immediately following the phrase “on lease to a customer” in each of Sections 4(b), 4(g), 5(b) and 5(e) of the Security Agreement.

(ix) The phrase “(as updated from time to time by any Debtor upon written notice to the Administrative Agent and without the need for consent by the Administrative Agent or the Lenders)” is hereby added immediately following the phrase “identified on Schedule 2” in Section 5(b) of the Security Agreement.

(x) Section 24 of the Security Agreement is hereby amended and restated in its entirety to read as follows:

24. Termination. This Agreement and the Security Interest shall terminate when all of the Obligations (as defined in the Credit Agreement) shall have been paid in full (other than contingent indemnification obligations) in accordance with the terms of the Credit Agreement, the Aggregate Commitments have been terminated and all Letters of Credit that remain outstanding have been Cash Collateralized or with respect to which other arrangements satisfactory to the L/C Issuer have been made; provided, however, that the obligations of the Debtors under Section 15 shall survive such termination. In addition, (y) in the event that any time after the date hereof any Debtor ceases to be a Subsidiary of the Borrower as a result of a transaction permitted by the Credit Agreement, then such Debtor shall automatically be fully and finally released from its obligations hereunder and (z) the Security Interest herein shall be deemed to be released automatically as to any Collateral upon the sale, transfer or other disposition of all of such Debtor’s ownership in such Collateral to a Person that is not a Debtor pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document (it being understood and agreed, for the avoidance of doubt, that (A) sales of railcars in the ordinary course of business are transactions expressly permitted under the Loan Documents and that the Administrative Agent’s Security Interest and Liens in any railcars (but not the Proceeds thereof) shall be automatically released in connection with any such sale of any railcars in the ordinary course of business, and (B) upon the sale of a lease of railcars and all railcars that are Collateral that are subject to such lease pursuant to a Disposition permitted by the Credit Agreement or any other Loan Document, the Administrative Agent’s Security Interest and Liens in such railcars and such lease (but not the Proceeds thereof) shall be automatically released), and in each instance, the Administrative Agent shall promptly upon written request from the Borrower take all necessary action to document the full and final release of such Debtor or Collateral, as applicable, under this Agreement. The Administrative Agent agrees to release its Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrower of all of the Obligations or (ii) constituting property that is sold or disposed of in a transaction permitted by the Credit Agreement or any other Loan Document if a release is required or desirable in connection therewith and if the Borrower certifies to the Administrative Agent that such sale or disposition is so permitted.

(xi) A new Section 28 is hereby added to the Security Agreement to read as follows:

28. Keepwell. Each Debtor that is a Qualified ECP Guarantor at the time any Guarantee of the Obligations by any Debtor that is not then an “eligible contract participant”

under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under such Guarantee voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 28 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Debtor intends this Section 28 to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

(xii) A new Section 29 is hereby added to the Security Agreement to read as follows:

29. Intercreditor Agreements. This Agreement (and the Security Interest in the Common Collateral granted hereunder) is subject to any Intercreditor Agreement from time to time in effect. In the event of any conflict between the terms of this Agreement and the any Intercreditor Agreement with respect to any Common Collateral, the terms of such Intercreditor Agreement shall control. So long as any Person is acting as bailee and as agent for perfection on behalf of the Administrative Agent pursuant to the terms of any Intercreditor Agreement, any obligation of any Debtor in this Agreement that requires delivery of Common Collateral to, or the possession or control of Common Collateral with, the Administrative Agent shall be deemed complied with and satisfied if such delivery of Collateral is made to, or such possession or control of Common Collateral is with, such Person on same terms this Agreement would have otherwise required rendering of performance to the Administrative Agent.

Anything in any Loan Document to the contrary notwithstanding, any reference made to a first priority perfected Lien or security interest in any Loan Document (excluding any Intercreditor Agreement) shall be deemed to include any Collateral that is subject to security interests in favor of both the holders of the Obligations and the holders of the Term Debt and, pursuant to an Intercreditor Agreement, such creditors have agreed that their respective security interests in such common Collateral shall have equal priority.

The Lenders hereby authorize the Administrative Agent to execute, deliver and perform its obligations under the Intercreditor Agreement attached hereto as Exhibit A.

This letter agreement is a Loan Document. All references in the Credit Agreement and the other Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby.

Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

This letter agreement shall become effective upon the execution hereof by the Loan Parties, the Required Lenders and the Administrative Agent.

This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or pdf shall be effective as an original.

[The remainder of this page is intentionally left blank.]

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Sincerely,

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Joan Mok

Name:	Joan Mok

Title:	Vice President

Third Amendment

The Greenbrier Companies, Inc.

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

BORROWER:	THE GREENBRIER COMPANIES, INC.,
an Oregon corporation

	By:	/s/ Lorie L. Leeson

	Name	Lorie L. Leeson

	Title:	Senior Vice President

SUBSIDIARY
GUARANTORS:	GUNDERSON LLC,
an Oregon limited liability company

	By:	/s/ Lorie L. Leeson

	Name:	Lorie L. Leeson

	Title:	Senior Vice President

GREENBRIER LEASING COMPANY, LLC,
an Oregon limited liability company

By:	/s/ Larry D. Stanley

Name:	Larry D. Stanley

Title:	Senior Vice President

GREENBRIER RAILCAR LLC,
an Oregon limited liability company

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GUNDERSON RAIL SERVICES LLC,
an Oregon limited liability company

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GUNDERSON MARINE LLC,
an Oregon limited liability company

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

Third Amendment

The Greenbrier Companies, Inc.

GREENBRIER-CONCARRIL, LLC,
a Delaware limited liability company

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GREENBRIER LEASING LIMITED PARTNER, LLC,
a Delaware limited liability company

By: Greenbrier Leasing Company LLC
Its: Sole Member

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GREENBRIER MANAGEMENT SERVICES, LLC,
a Delaware limited liability company

By: Greenbrier Leasing Company LLC
Its: Sole Member

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

BRANDON RAILROAD LLC,
an Oregon limited liability company

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

MERIDIAN RAIL HOLDINGS CORP.,
an Oregon corporation

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

MERIDIAN RAIL ACQUISITION CORP.,
an Oregon corporation

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

Third Amendment

The Greenbrier Companies, Inc.

MERIDIAN RAIL MEXICO CITY CORP.
an Oregon corporation

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GREENBRIER LEASING, L.P.,
a Delaware limited partnership

By: Greenbrier Management Services, LLC
Its: General Partner

By: Greenbrier Leasing Company LLC
Its: Sole Member

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GUNDERSON SPECIALTY PRODUCTS, LLC,
a Delaware limited liability company

By: Gunderson LLC
Sole Member

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

GREENBRIER RAILCAR LEASING, INC.
a Washington corporation

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

AUTOSTACK COMPANY LLC,
an Oregon corporation

By:	/s/ Lorie L. Leeson

Name:	Lorie L. Leeson

Title:	Senior Vice President

Third Amendment

The Greenbrier Companies, Inc.

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

LENDERS:	BANK OF AMERICA, N.A., as a Lender and as L/C
Issuer and Swing Line Lender

	By	/s/ Chris Swindell

	Name:	Chris Swindell

	Title:	SVP

UNION BANK, N.A., as a Lender

By	/s/ Stephen Sloan

Name:	Stephen Sloan

Title:	VP

FIFTH THIRD BANK, as a Lender

By	/s/ Mark G. Gerlach

Name:	Mark G. Gerlach

Title:	Vice President

UMPQUA BANK, as a Lender

By	/s/ Jeffrey Seiler

Name:	Jeffrey Seiler

Title:	Vice President

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By	/s/ Ashwin Ramakrishna

Name:	Ashwin Ramakrishna

Title:	Authorized Signatory

BANK OF THE WEST, as a Lender

By	/s/ Brett German

Name:	Brett German

Title:	Vice President

CRÉDIT INDUSTRIEL ET COMMERCIAL, NEW YORK BRANCH, as a Lender

By	/s/ Adrienne Molloy

Name:	Adrienne Molloy

Title:	Vice President

By	/s/ Andrew McKuin

Name:	Andrew McKuin

Title:	Vice President

Third Amendment

The Greenbrier Companies, Inc.

COLUMBIA BANK, as a Lender

By	/s/ Kevin N. Meabon

Name:	Kevin N. Meabon

Title:	Senior Vice President

THE PRIVATEBANK, as a Lender

By	/s/ Zach Leonard

Name:	Zach Leonard

Title:	Associate Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Dawn Mace Moore

Name:	Dawn Mace Moore

Title:	SVP

Third Amendment

The Greenbrier Companies, Inc.